Exhibit 99.1

B&G Foods Announces Fourth Quarter and Fiscal 2005 Financial Results
— Company Also Announces Election of New Independent Director —

Parsippany, N.J., March 2, 2006 — B&G Foods, Inc. (AMEX: BGF), a manufacturer and distributor of high quality, shelf-stable foods, today announced financial results for the thirteen and fifty-two weeks ended December 31, 2005.

Financial Results for the Thirteen Weeks Ended December 31, 2005

Net sales for the thirteen weeks ended December 31, 2005 increased 6.6% to $102.7 million from $96.4 million for the thirteen weeks ended January 1, 2005.  Gross profit for the thirteen weeks ended December 31, 2005 decreased 3.7% to $25.5 million from $26.5 million in the comparable period last year.  Operating income increased 237.8% to $13.3 million for the thirteen-week period ended December 31, 2005, from $3.9 million in the comparable period last year.  During the thirteen-week period ended December 31, 2005, B&G Foods operating income was negatively impacted by a restructuring charge of $0.3 million related to the closing of its New Iberia, Louisiana manufacturing facility.  During the thirteen-week period ended January 1, 2005, operating income was negatively impacted by transaction related expenses of $9.9 million in connection with its initial public offering, the concurrent offerings and related transactions.

Net income available to common stockholders was $1.7 million for the thirteen-week period ended December 31, 2005 compared to $5.0 million for the thirteen-week period ended January 1, 2005.  For the thirteen-week period ended December 31, 2005, basic and diluted earnings per share were $0.12 per share of B&G Foods’ Class A common stock and basic and diluted loss per share were $0.09 per share of B&G Foods’ Class B common stock.

For the thirteen weeks ended December 31, 2005, adjusted EBITDA (see “About Non-GAAP Financial Measures” below) decreased 1.3% to $15.3 million from $15.5 million.

David L. Wenner, Chief Executive Officer of B&G Foods, stated, “In the fourth quarter, and throughout fiscal 2005, we continued to successfully execute our operational strategies while navigating a challenging cost environment.  Our financial performance reflects our success in offsetting cost increases with selective price increases.  We are looking forward to the contributions from our recently completed acquisitions, both of which complement our existing portfolio of brands, and we remain focused on effectively managing our business in 2006 and beyond.”

Financial Results for the Fifty-Two Weeks Ended December 31, 2005

Net sales for the fifty-two weeks ended December 31, 2005 increased 1.8% to $379.3 million from $372.8 million in the comparable period of fiscal 2005.  Gross profit for the fifty-two weeks ended December 31, 2005 decreased 7.6% to $103.5 million from $111.9 million in the comparable period last year.  Gross profit for the fifty-two weeks ended December 31, 2005, was negatively impacted by the restructuring charge of $3.8 million related to the closing of the New Iberia, Louisiana manufacturing facility.  Operating income increased 2.7% to $55.0 million during the fifty-two weeks of fiscal 2005, compared to $53.6 million in the comparable period in fiscal 2004.  Operating income for the fifty-two weeks ended January 1, 2005 was negatively impacted by transaction related compensation expenses of $9.9 million.

Net income available to common stockholders was $8.0 million for the fifty-two week period ended December 31, 2005 compared to $9.3 million for the fifty-two week period ended January 1, 2005.  For the fifty-two week period ended December 31, 2005, basic and diluted earnings per share were $0.53 per share of B&G Foods’ Class A common stock and basic and diluted loss per share were $0.33 per share of the B&G Foods’ Class B common stock.

During the fifty-two week period ended December 31, 2005, EBITDA increased 2.7% to $61.9 million from $60.3 million.  During this period B&G Foods recorded in cost of goods sold a restructuring charge of approximately $3.8 million related to the closing of its New Iberia, Louisiana, manufacturing facility.  In fiscal 2004 B&G Foods recorded transaction related compensation expenses of $9.9 million in connection with its initial public offering, the concurrent offerings and related transactions. Adjusted EBITDA for the fifty-two week period ended December 31, 2005, which excludes the restructuring charge related to the closing of the Louisiana facility, was $65.8 million.  This compares to adjusted EBITDA of $70.2 million in the prior year, which excludes the transaction related compensation expenses.

Election of New Independent Director

B&G Foods also announced today that upon the recommendation of its nominating and governance committee, the Board of Directors of B&G Foods elected Dennis M. Mullen to the Board of Directors, effective March 7, 2006.  Mr. Mullen will also serve on the audit committee and nominating and governance committee.  Mr. Mullen, who will serve as an independent director, will fill the vacancies on the Board and committees created upon the resignation of Nicholas B. Dunphy in January 2006.

When Mr. Mullen’s election becomes effective on March 7, 2006, B&G Foods will regain compliance with (i) Section 802(a) of the Amex Company Guide, which requires that at least a majority of the directors on the Board of Directors of each listed company be independent directors as defined under Section 121A of the Amex Company Guide and (ii) Section 121B(2)(a), which requires that the audit committee of each listed company have at least three members.

“I am very pleased to welcome Mr. Mullen to B&G Foods’ Board of Directors,” said Mr. Wenner.  “Mr. Mullen’s broad experience within the food industry and strategic outlook should be valuable additions to our organization.”

Mr. Mullen was formerly President and Chief Executive Officer of Birds Eye Foods, Inc., the nation’s leader in manufacturing and marketing frozen vegetables, and a major processor of other food products, from 1998 to 2005.  Mr. Mullen also was a Director of Birds Eye Foods from 1996 to 2005, serving as Chairman of the Board from 2002 to 2005.  Prior to that, Mr. Mullen held various other leadership positions with Birds Eye Foods and related entities.  Prior to employment with Birds Eye Foods, Mr. Mullen was President and Chief Executive Officer of Globe Products Company, Inc.  Mr. Mullen currently serves on the Board of Directors of Foster Farms, a leading poultry producer in the Western United States.  He formerly served on the Board of Directors of the Grocery Manufacturers Association.

Conference Call

B&G Foods will hold a webcast and conference call at 4:30 pm ET today, March 2, 2006.  The call will be webcast live over the Internet from the Investor Relations section of B&G Foods’ website at http://www.bgfoods.com/ under “Company Overview.”  Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call can also be accessed live over the phone by dialing (800) 289-0533 or for international callers by dialing (913) 981-5525.

A replay of the call will be available one hour after the call by dialing (888) 203-1112 or (719) 457-0820.  The password is 5424490. The replay will be available from March 2, 2006 through March 9, 2006.

About Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP (Generally Accepted Accounting Principles) financial measures.”  A non-GAAP financial measure is defined as a numerical measure of B&G Foods’ financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows.  B&G Foods presents EBITDA (net income before net interest expense, income taxes, depreciation and amortization) and adjusted EBITDA (EBITDA as adjusted for transaction related compensation expenses incurred in fiscal 2004 in connection with its initial public offering, the concurrent offerings and the related transactions and restructuring charges incurred in fiscal 2005) because B&G Foods believes they are useful indicators of its historical debt capacity and ability to service debt.  B&G Foods also presents this discussion of EBITDA and adjusted EBITDA because covenants in the indenture governing its senior notes, its credit facility and the indenture governing its senior subordinated notes contain ratios based on these measures.

A reconciliation of EBITDA and adjusted EBITDA with the most directly comparable GAAP measure is included below for the thirteen and fifty-two weeks ended December 31, 2005 and January 1, 2005 along with the components of EBITDA and adjusted EBITDA.

About B&G Foods, Inc.

B&G oods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico. B&G Foods’ products include pickles and peppers, jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, salad dressings, Mexican-style sauces, taco shells and kits, salsas and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac’cent Sa-Son, Trappey’s, Underwood, Up Country Organics, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”   Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission.

Contacts:
Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. John Flanagan 203-682-8222

B&G Foods, Inc. and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except per share data)

Assets	December 31, 2005	January 1, 2005
	(Unaudited)
Current assets:
Cash and cash equivalents	$25,429	$28,525
Trade accounts receivable, net	31,869	28,227
Inventories	85,530	79,109
Prepaid expenses	3,249	2,806
Assets held for sale	750	—
Income tax receivable	618	7,006
Deferred income taxes	3,381	1,782
Total current assets	150,826	147,455

Property, plant and equipment, net	40,190	43,774
Goodwill	189,028	188,629
Trademarks	194,264	193,481
Net deferred financing costs and other assets	19,867	22,613
Total assets	$594,175	$595,952

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$26,337	$25,861
Accrued expenses	16,413	16,082
Dividends payable	4,240	3,728
Total current liabilities	46,990	45,671

Long-term debt	405,800	405,800
Other liabilities	245	317
Deferred income taxes	57,866	51,903
Total liabilities	510,901	503,691

Stockholders’ equity:
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; issued and outstanding 20,000,000 shares	200	200
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; issued and outstanding 7,556,443 shares	76	76
Additional paid-in capital	136,112	153,072
Accumulated other comprehensive loss	(57)	(25)
Accumulated deficit	(53,057)	(61,062)
Total stockholders’ equity	83,274	92,261
Total liabilities and stockholders’ equity	$594,175	$595,952

B&G Foods, Inc. and Subsidiaries
Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$102,719	$96,401	$379,262	$372,754
Cost of goods sold	76,932	69,930	271,929	260,814
Cost of goods sold — restructuring charge	295	—	3,839	—
Gross profit	25,492	26,471	103,494	111,940

Operating expenses:
Sales, marketing and distribution expenses	10,298	11,375	41,522	43,241
General and administrative expenses	1,941	1,303	6,965	4,885
Management fees-related party	—	11	—	386
Transaction related compensation expenses	—	9,859	—	9,859
Operating income	13,253	3,923	55,007	53,569

Other expenses:
Interest expense, net	10,447	24,347	41,767	48,148
Income (loss) before tax expense	2,806	(20,424)	13,240	5,421
Income tax expense (benefit)	1,155	(7,850)	5,235	2,126
Net income (loss)	1,651	(12,574)	8,005	3,295
Preferred stock accretion	—	—	—	11,666
Gain on repurchase of preferred stock	—	(17,622)	—	(17,622)
Net income available to common stockholders	$1,651	$5,048	$8,005	$9,251

Earnings per share calculations:
Net income available to common stockholders per common share:
Basic and diluted distributed earnings:
Class A common stock	$0.21	$0.88	$0.85	$0.88
Earnings (loss) per share:
Basic Class A common stock	$0.12	$1.25	$0.53	$1.25
Basic Class B common stock	$(0.09)	$(0.02)	$(0.33)	$0.37
Diluted Class A common stock	$0.12	$1.19	$0.53	$1.19
Diluted Class B common stock	$(0.09)	$(0.02)	$(0.33)	$0.31

Reconciliation of EBITDA and Adjusted EBITDA to Net Cash Provided by Operating Activities (Dollars in thousands).

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 31,	January 1,	December 31,	January 1,
	2005	2005	2005	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net income (loss)	$1,651	$(12,574)	$8,005	$3,295
Depreciation	1,783	1,752	6,912	6,723
Income tax expense	1,155	(7,850)	5,235	2,126
Interest expense, net(1)	10,447	24,347	41,767	48,148
EBITDA(2)	15,036	5,675	61,919	60,292
Cost of goods sold—restructuring charge(3)	295	—	3,839	—
Transaction related compensation expense(4)	—	9,859	—	9,859
Adjusted EBITDA(2)	15,331	15,534	65,758	70,151
Income tax expense	(1,155)	7,850	(5,235)	(2,126)
Interest expense, net(1)	(10,447)	(24,347)	(41,767)	(48,148)
Deferred income taxes	336	2,928	4,795	7,462
Transaction related compensation expense(4)	—	(9,859)	—	(9,859)
Amortization of deferred financing and bond discount	697	607	2,791	2,532
Costs relating to early extinguishment of debt(1)	—	13,906	—	13,906
Restructuring charge—cash portion	(176)	—	(769)	—
Changes in assets and liabilities, net of effects of business combination	6,411	4,745	(3,050)	(14,616)
Net cash provided by operating activities	$10,997	$11,364	$22,523	$19,302

_________________

(1)          Net interest expense for the thirteen and fifty-two week period ended January 1, 2005 includes $13.9 million of costs relating to the early extinguishment of debt incurred in connection with its initial public offering, the concurrent offerings and the related transactions.  Included in these costs are:  $8.4 million for the write-off of deferred financing costs, $4.9 million for bond tender costs and $0.6 million for the payment of bond discount.

(2)          B&G Foods defines EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization.  B&G Foods defines adjusted EBITDA as EBITDA as adjusted for transaction related compensation expenses incurred in fiscal 2004 in connection with its initial public offering, the concurrent offerings and the related transactions and restructuring charges incurred in fiscal 2005.  B&G Foods believes that the most directly comparable GAAP financial measure to EBITDA and adjusted EBITDA is net cash provided by operating activities.  B&G Foods presents EBITDA and adjusted EBITDA because B&G Foods believes they are useful indicators of its historical debt capacity and ability to service debt.  B&G Foods also presents this discussion of EBITDA and adjusted EBITDA because covenants in its credit facility and the indentures governing the senior notes and the senior subordinated notes contain ratios based on these measures. EBITDA and adjusted EBITDA are not substitutes for operating income or net income (loss), as determined in accordance with generally accepted accounting principles.  EBITDA and adjusted EBITDA are not complete net cash flow measures because EBITDA and adjusted EBITDA are measures of liquidity that do not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends, if any, and in the case of adjusted EBITDA, cash used to pay transaction related bonuses and repurchase of employee stock options and the restructuring charges.  Rather, EBITDA and adjusted EBITDA are two potential indicators of an entity’s ability to fund these cash requirements.  EBITDA and adjusted EBITDA also are not complete measures of an entity’s profitability because they do not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes and in the case of adjusted EBITDA, the cost of transaction related bonuses and repurchase of employee stock options and the cost to restructure its operations.  EBITDA and adjusted EBITDA, as B&G Foods defines them, may differ from similarly named measures used by other entities.

(3)          On July 1, 2005, B&G Foods closed its New Iberia, Louisiana, manufacturing facility as part of its ongoing efforts to improve its production capacity utilization, productivity, and operating efficiencies and lower its overall costs.  In the fifty-two weeks ended December 31, 2005, B&G Foods recorded a charge of $3.8 million.  The charge associated with the plant closing included a cash charge for employee compensation and other costs of $0.8 million and a non-cash charge for the impairment of property, plant, equipment and inventory of $3.0 million.  On February 9, 2006, B&G Foods entered into an agreement to sell the New Iberia facility.  The sale, which is subject to the buyer obtaining a mortgage commitment, the buyer’s due diligence and other customary closing conditions, is scheduled to close in or about June 2006.

(4)          Transaction related compensation expenses for the fifty-two week period ended January 1, 2005, which were incurred in connection with its initial public offering, the concurrent offerings and the related transactions, include: $6.0 million for transaction bonuses and $3.9 million for its repurchase of employee stock options.